Exhibit 99.(l)(1)

[LETTERHEAD OF CLIFFORD CHANCE US LLP]

December 18, 2008

Taiwan Greater China Fund

111 Gillett Street

Hartford, Connecticut 06105

Ladies and Gentlemen:

We have acted as counsel for Taiwan Greater China Fund, a Massachusetts business trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 of the rules and regulations of the Commission promulgated thereunder, by the Fund of shares of beneficial interest, par value $.01 per share (the “Shares”) with an aggregate offering price of up to $200,000,000.

In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

1. The Fund is legally existing under the Fund’s Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

2. The Shares, when their issuance has been duly authorized by appropriate action of the Board of Trustees of the Trust and they have been issued and sold in accordance with the Fund’s Declaration of Trust and By-Laws and delivered against payment of the authorized consideration thereof, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may be held personally liable for its obligations.

We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion is limited to the laws of the State of New York and the Federal laws of the United States. As to certain matters governed by the laws of the Commonwealth of Massachusetts, we have relied on the opinion of Bingham McCutchen LLP, dated December 18, 2008.

Very truly yours,
/s/ Clifford Chance US LLP